UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 18, 2012

MISSION WEST PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34000	95-2635431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10050 Bandley Drive Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

    (408) 725-0700
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 19, 2012, Mission West Properties, Inc. (“Mission West” or the “Company”) entered into a Third Amendment to Agreement of Purchase and Sale and Escrow Instructions (the “Amendment”), which amended that certain Agreement of Purchase and Sale and Escrow Instructions dated as of November 2, 2012, as amended by that certain First Amendment thereto dated as of December 12, 2012, and that certain Second Amendment thereto dated as of December 12, 2012 (the “Agreement”), by and between Mission West and M West Holdings, L.P. (together with its assignees, the “Buyer”). The Amendment amends, among other things, certain provisions of the Agreement with respect to the allocation and proration of funds and the escrow of certain amounts related to properties to be acquired by the Buyer.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2012, each of William A. Hasler, Lawrence B. Helzel, Raymond V. Marino and Martin S. Rohr tendered their resignation from the Board of Directors of the Company (the “Board”) to be effective on December 29, 2012, or on the day immediately following the day on which the Company’s then-remaining assets are transferred to a liquidating trust expected to be established for the purpose of winding up the Company’s affairs and liquidating the Company’s then-remaining assets following the recapitalization of the Company’s operating partnerships and the subsequent sale of substantially all of the Company’s remaining assets pursuant to the Agreement.

It is currently anticipated that on or about December 28, 2012, the Company will transfer its then-remaining assets to the liquidating trust, and the liquidating trust will assume the Company’s then-remaining liabilities.

In addition, on December 18, 2012, Carl E. Berg tendered his resignation from the Board to be effective immediately following the filing by the Company of Articles of Dissolution with the State Department of Assessments and Taxation of the State of Maryland. Filing of Articles of Dissolution is expected to occur on or about January 10, 2013.

Item 8.01.	Other Events.

The Board has determined to close the Company’s stock transfer books on the close of business on December 28, 2012 (the “Final Record Date”).  Each stockholder of record on the Final Record Date automatically will become the holder of one unit of beneficial interest in the assets of the Company held in a liquidating trust for each share of common stock of the Company held by such stockholder on the Final Record Date.  On December 28, 2012, the Company’s common stock will cease to be listed and traded on The NASDAQ Global Market.

Note Regarding Forward-Looking Statements

Certain statements in this Form 8-K, including, but not limited to, statements regarding the timing of the transfer of the Company’s assets to and assumption of the Company’s liabilities by a liquidating trust, the timing of the filing of Articles of Dissolution and any statements or assumptions underlying any of the foregoing, are forward-looking statements within the meaning of the Private Securities Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to be materially different than expectations. Such risks and uncertainties include, but are not limited to, the risk that the recapitalization, the transactions contemplated by the Agreement or the subsequent liquidation of the Company will not be consummated at all or in accordance with current timing expectations; and other risks detailed from time to time in the reports the Company files with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2011, as amended, and Form 10-Q for the quarter ended September 30, 2012, copies of which are available on the SEC’s website at www.sec.gov. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof. Mission West disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 24, 2012

Mission West Properties, Inc.

By:	/s/ Carl E. Berg
Carl E. Berg
Chief Executive Officer